Exhibit 99.1

For Immediate Release

Contacts: Peerless Systems Corporation: John Rigali Chief Financial Officer (310) 297-3172	Investor Contact: Geoff High Pfeiffer High Investor Relations, Inc. (303) 393-7044
Peerless Systems Appoints John Rigali as Chief Financial Officer
EL SEGUNDO, Calif., June 16, 2006 — Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, today announced that John V. Rigali has been appointed chief financial officer and vice president of finance, and will oversee all aspects of the Company’s accounting and finance departments. Rigali assumes the positions from William R. Neil, who will continue to serve the Company in a reduced capacity.
Rigali, 50, joins Peerless with 29 years of experience in the finance and accounting fields. From January 2005 to March 2006, he was senior manager with Control Solutions International, a global provider of assurance, risk management and compliance advisory services, including internal audit support and Sarbanes-Oxley compliance. While with Control Solutions, Rigali managed the firm’s relationship with Peerless, and advised the Company as it prepared to implement various systems and procedures associated with the Sarbanes-Oxley Act.
Howard Nellor, president and chief executive officer, said, “We were presented with the rare opportunity to work closely with a prospective executive employee prior to hiring him. During the several months John advised our management and finance teams, we benefited from his deep knowledge of the evolving Sarbanes-Oxley Act, as well as his public-company finance and audit expertise. John joins Peerless with a thorough understanding of our business model and our financial systems, and he also possesses high-level knowledge of the technology and software industries. We are pleased he has accepted this opportunity with Peerless.”
Rigali said, “I have become well acquainted with Peerless during the past year, and have been very impressed by its management team and the Company’s many opportunities for growth. I look forward to assisting in Peerless’ continued expansion and in maintaining the strength of its financial systems.”
From 2002 to 2004, Rigali was an independent consultant with a variety professional service providers, and advised public companies on an array of Sarbanes-Oxley compliance issues. From 1998 to 2002, he served in varying capacities at JDEdwards, which was a leading provider of enterprise resource planning software. He also worked with Grant Thornton International, formerly Alexander Grant & Company, and has worked extensively in the commercial banking industry. Rigali earned a bachelor of science degree in commerce from Santa Clara University.
Nellor added, “I want to thank Bill Neil for his extensive contributions to the Company in recent years. He has played a key role in improving our financial strength and the overall position of Peerless. I am pleased that he will help provide a smooth transition and continue to assist our management team going forward.”

About Peerless Systems Corporation
Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.
Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21 of the Securities Exchange Act of 1934. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, changing competitive and market conditions, our reliance on certain OEM customers for significant portions of our revenues, the sufficiency of our capital resources, any adverse change in our relationship with Adobe Systems Incorporated and Novell, Inc, increased competition both from in-house OEM products and low cost offshore competitors, the impact of Microsoft’s Vista™ operating system, reduced demand for our existing monochrome technologies, our ability to develop and market our advanced devices and software, the validity and protection of our intellectual property rights and our ability to execute our business plan and strategic partnering transactions.
The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including but not limited to our most recent Quarterly Report on Form 10-Q for the first quarter of fiscal 2007, in Part II — Item 1A. “Risk Factors” filed on June 14, 2006. Copies of Peerless’ press releases and additional information about Peerless are available at www.Peerless.com or you can contact Peerless Investor Relations by calling (303) 393-7044.
Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.